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[GENCORP LOGO]
                                                                  EXHIBIT 99.1



News Release
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INVESTOR CONTACT: YASMIN SEYAL
                  SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                  916-351-8585

PRESS CONTACT:    LINDA BEECH CUTLER
                  VICE PRESIDENT, CORPORATE COMMUNICATIONS
                  916-351-8650


FOR IMMEDIATE RELEASE

                  GenCorp Names Douglas Jeffries Vice President
                                 and Controller


SACRAMENTO, CA, July 31, 2002 -- GenCorp Inc. (NYSE: GY), announced today that Douglas Jeffries has assumed the position of vice president and controller for the Company. Mr. Jeffries is responsible for all aspects of financial management, reporting and accounting practices, providing leadership to the Company's operating units: Aerojet, Aerojet Fine Chemicals and GDX Automotive. He will report to Yasmin Seyal, the Company's senior vice president and chief financial officer.

"Doug brings extensive experience and an impressive track record," said Ms. Seyal. "He will play a significant role in GenCorp's efforts to streamline our internal processes, and will work closely with our operating units regarding their financial objectives, controls and procedures."

Mr. Jeffries, a northern California native, most recently was executive vice president and chief operating officer of San Francisco-based Red Herring Communications. He has also served as vice president and chief financial officer at Alaris Medical, Inc. (AMEX: AMI), and has held executive financial and technology management positions with Cardinal Health (NYSE:CAH) and PricewaterhouseCoopers. Mr. Jeffries is a CPA and holds an MBA from the University of Southern California.

GenCorp is a technology-based manufacturer with leading positions in automotive, aerospace and defense, and pharmaceutical fine chemicals industries. For more information, visit the Company's website at www.gencorp.com.


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